EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Energy Transfer Partners, L.L.C.	Delaware	Energy Transfer Equity, L.P. – 100%
Energy Transfer Partners GP, L.P.	Delaware	Energy Transfer Partners, L.L.C. – 0.01% General Partner Interest Energy Transfer Equity, L.P. – 99.99% Limited Partner Interest
Energy Transfer Partners, L.P.	Delaware	Energy Transfer Partners GP, L.P. – 2% General Partner Interest Public Unitholders – 98% Limited Partner Interest
Heritage ETC GP, L.L.C.	Delaware	Energy Transfer Partners, L.P. – 100%
Heritage ETC, L.P.	Delaware	Heritage ETC GP, L.L.C. – 0.001% General Partner Interest Energy Transfer Partners, L.P. – 99.999% Limited Partner Interest
LA GP, LLC	Texas	Heritage ETC, L.P. – 100%
La Grange Acquisition, L.P.	Texas	LA GP, LLC – 0.1% General Partner Interest Heritage ETC, L.P. – 99.9% Limited Partner Interest
Five Dawaco, LLC	Texas	La Grange Acquisition, L.P. – 100%
ET Company I, Ltd.	Texas	Five Dawaco, LLC – 1% General Partner Interest La Grange Acquisition, L.P. – 99% Limited Partner Interest
TETC, LLC	Texas	La Grange Acquisition, L.P. – 100%
Texas Energy Transfer Company, Ltd.	Texas	TETC, LLC – 1% General Partner Interest ET Company I, Ltd. – 99% Limited Partner Interest
Chalkley Transmission Company, Ltd.	Texas	Five Dawaco, LLC – 1% General Partner Interest ET Company I, Ltd. – 99% Limited Partner Interest
Whiskey Bay Gathering Company, Ltd.	Texas	Five Dawaco, LLC – 1% General Partner Interest ET Company I, Ltd. – 99% Limited Partner Interest
Whiskey Bay Gas Company, Ltd.	Texas	Five Dawaco, LLC – 1% General Partner Interest ET Company I, Ltd. – 99% Limited Partner Interest

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
VES, Inc.	Texas	ET Company I, Ltd. – 100%
Vantex Gas Pipeline Company, L.L.C.	Delaware	ET Company I, Ltd. – 100% Limited Partner Interest
Ranger Pipeline, L.P.	Texas	ET Company I, Ltd. – 49% Limited Partner Interest
Mountain Creek Joint Venture	Texas	Ranger Pipeline, L.P. – 50%
LG PL, LLC	Texas	La Grange Acquisition, L.P. – 100%
ETC Texas Pipeline, Ltd.	Texas	LG PL, LLC – 0.1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
ETC Texas Processing, Ltd.	Texas	LG PL, LLC – 0.1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
ETC Katy Pipeline, Ltd.	Texas	LG PL, LLC – 0.1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
ETC Gas Company Ltd.	Texas	LG PL, LLC – 0.1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
LGM, LLC	Texas	La Grange Acquisition, L.P. – 100%
ETC Marketing, Ltd.	Texas	LGM, LLC – .1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
ETC Oasis GP, LLC	Texas	La Grange Acquisition, L.P. – 100%
Oasis Pipeline, L.P.	Texas	ETC Oasis GP, LLC – 1% General Partner Interest La Grange Acquisition, L.P. – 99% Limited Partner Interest
ETC Oasis, L.P.	Delaware	ETC Oasis GP, LLC – 1% General Partner Interest La Grange Acquisition, L.P. – 99% Limited Partner Interest
Oasis Pipe Line Company	Delaware	ETC Oasis, L.P. – 100%
Oasis Pipe Line Management Company	Delaware	Oasis Pipe Line Company– 100%

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Oasis Pipe Line Company Texas, L.P.	Texas	Oasis Pipe Line Management Company – 1% General Partner Interest Oasis Pipe Line Company – 99% Limited Partner Interest
Oasis Pipe Line Finance Company	Delaware	Oasis Pipe Line Company – 100%
Oasis Partner Company	Delaware	Oasis Pipe Line Company – 100%
Energy Transfer Fuel GP, LLC	Delaware	La Grange Acquisition, L.P. – 100%
Energy Transfer Fuel, LP	Delaware	Energy Transfer Fuel GP, LLC – .01% General Partner Interest La Grange Acquisition, L.P. – 99.99% Limited Partner Interest
HPL Holdings GP, L.L.C.	Delaware	La Grange Acquisition, L.P. – 100%
HP Houston Holdings, L.P.	Delaware	HPL Holdings GP, L.L.C. – .1% General Partner Interest La Grange Acquisition, L.P. – 99.9% Limited Partner Interest
HPL Consolidation LP	Delaware	HPL Holdings GP, L.L.C. – 1% General Partner Interest HP Houston Holdings, L.P. – 99% Limited Partner Interest
HPL Storage GP LLC	Delaware	HPL Consolidation LP – 100%
HPL Asset Holdings LP	Delaware	HPL Storage GP LLC – 1% General Partner Interest HPL Consolidation LP – 99% Limited Partner Interest
HPL Leaseco LP	Delaware	HPL Storage GP LLC – 1% General Partner Interest HPL Consolidation LP – 99% Limited Partner Interest
HPL GP, LLC	Delaware	HPL Consolidation LP – 100%
HPL Resources Company LP	Delaware	HPL GP, LLC – .5% General Partner Interest HPL Consolidation LP – 99.5% Limited Partner Interest
HPL Gas Marketing LP	Delaware	HPL GP, LLC – .5% General Partner Interest HPL Consolidation LP – 99.5% Limited Partner Interest

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Houston Pipe Line Company LP	Delaware	HPL GP, LLC – .5% General Partner Interest HPL Consolidation LP – 99.5% Limited Partner Interest
HPL Houston Pipe Line Company, LLC	Delaware	Houston Pipe Line Company LP – 100%
Mid-Texas Pipeline Company	Texas	Houston Pipe Line Company LP – 50%
Heritage LP, Inc.	Delaware	Heritage ETC, L.P. – 100%
Heritage Operating L.P. (1)	Delaware	Energy Transfer Partners GP, L.P. – 0.0% General Partner Interest Heritage LP, Inc. – 0.001% Limited Partner Interest Heritage ETC, L.P. – 99.999% Limited Partner Interest
902 Gilbert Street, LLC	North Carolina	Heritage Operating, L.P. – 100%
Heritage Service Corp.	Delaware	Heritage Operating, L.P. – 100%
Heritage Energy Resources, L.L.C.	Oklahoma	Heritage Service Corp. – 100%
Heritage Energy Transfer Systems, L.L.C.	Delaware	Heritage Service Corp. – 100%
M-P Oils Ltd.	Alberta, Canada	Heritage Service Corp. – 100%
M-P Energy Partnership	Alberta	M-P Oils Ltd. – 60%
Independent Propane Services, Ltd.	Ontario	M-P Oils Ltd. – 50%
EarthAmerica, L.L.C.	Delaware	Heritage Service Corp. – 100%
EarthAmerica GP, L.L.C.	Delaware	Heritage Operating, L.P. – 100%
EarthAmerica of Texas, L.P.	Texas	EarthAmerica GP, L.L.C. – 1% General Partner Interest EarthAmerica, L.L.C. – 99% General Partner Interest
United Propane Exchange, L.L.C.	Delaware	Heritage Operating, L.P. – 80% of the Member Interests
Heritage Holdings, Inc.	Delaware	Heritage ETC, L.P. – 100%

(1) Heritage Operating, L.P. does business under a number of registered tradenames, including, but not limited to, the following: Archibald Propane, Balgas, Bi-State Propane, Blue Flame Gas, Blue Flame Gas of Charleston, Blue Flame Gas of Mt. Pleasant, Blue Flame Gas of Richmond, Boland Energy, C & D Propane, Carolane Propane, Clarendon Gas Co., Covington Propane, Cumberland LP Gas, Custer Gas Service, E-Con Gas, Eaves Propane & Oil, Efird Gas Company, Energy North Propane, Fallsburg Gas Service, Flamegas Company, Foster’s Propane, Foust Fuels, Franconia Gas, Gas Service Company, Gibson Propane, Green’s Fuel Gas Company, Greer Gas, L.P.,

Guilford Gas, Harris Propane, Heritage Propane, Holton’s L.P. Gas, Horizon Gas, Houston County Propane, Hydratane of Athens, Ikard & Newsom, Ingas, J & J Propane Gas, John E. Foster & Son, Johnson Gas, Kingston Propane, Kirby’s Propane Gas, Lake County Gas, Lewis Gas Co., Liberty Propane, Lyons Gas, Metro Lift Propane, Modern Propane Gas, Moore L.P. Gas, Mt. Pleasant Propane, Myers Propane Service, New Mexico Propane, Northern Energy, Northwestern Propane, Paradee Gas Company, Pioneer Propane, ProFlame, Propane Gas Inc., Quality Gas, Rural Gas and Appliance, San Juan Propane, Sawyer Gas, ServiGas, ServiGas/Ikard & Newsom, Shaw L.P. Gas, Southern Gas Company, Thomas Gas Company, Tri-Cities Gas Company, Tri-Gas Propane Company, Tri-Gas of Benzie, Turner Propane, V-1 Propane, Wakulla L.P.G., Waynesville Gas Service, Young’s Propane.